                                                                   EXHIBIT 99.3
                    THE HUGHES CORPORATION AND SUBSIDIARIES

                   REAL ESTATE AND ACCUMULATED DEPRECIATION

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                      COSTS CAPITALIZED
                              INITIAL COST TO COMPANY(1)        SUBSEQUENT TO ACQUISITION(1)
                              --------------------------------  -----------------------------------
                                          BUILDINGS
                      ENCUM-                 AND                 IMPROVE-     CARRYING
    DESCRIPTION      BRANCES  LAND      IMPROVEMENTS  TOTAL       MENTS        COSTS       TOTAL
    -----------      -------- --------  ------------- --------  ----------   ----------   ---------
Howard Hughes Cen-
ter--business park
in Los Angeles,
California:
 Completed build-
 ings..............  $ 69,431
 Undeveloped
 land..............    14,000
Hughes Airport
Center--business
and industrial park
in Las Vegas,
Nevada:
 Completed build-
 ings..............    41,488
 Undeveloped
 land..............
Hughes Center--
business park in
Las Vegas, Nevada:
 Completed build-
 ings..............    79,498
 Undeveloped
 land..............
Hughes Cheyenne
Center--industrial
park in North Las
Vegas, Nevada:
 Completed build-
 ings..............     3,561
 Undeveloped
 land..............
Crossing Business
Center--business
park in Las Vegas,
Nevada:
 Completed build-
 ings..............     7,841
 Undeveloped
 land..............
Summerlin--master-
planned community
in Las Vegas,
Nevada:
 Office build-
 ings..............    11,295
 Golf course.......
 Undeveloped
 land..............    30,000
Fashion Show Mall--
regional mall in
Las Vegas, Nevada..    71,461
All other undevel-
oped land:
 California........
 Nevada............
                     -------- --------      --------   --------   ---------    ---------   ---------
   Totals..........  $328,575        0             0          0           0            0           0
                     ======== ========      ========   ========   =========    =========   =========
                     GROSS AMOUNTS AT WHICH CARRIED
                           AT CLOSE OF PERIOD                                              LIFE ON WHICH
                     ------------------------------                                         DEPRECIATION
                               BUILDINGS                                                  IN LATEST INCOME
                                  AND       TOTAL     ACCUMULATED     DATE OF      DATE     STATEMENT IS
    DESCRIPTION        LAND   IMPROVEMENTS  (2)(3)  DEPRECIATION(3) CONSTRUCTION ACQUIRED     COMPUTED
    -----------      -------- ------------ -------- --------------- ------------ -------- ----------------
Howard Hughes Cen-
ter--business park
in Los Angeles,
California:
 Completed build-
 ings..............  $ 10,832   $ 61,045   $ 71,877     $19,839      1986-1995              5-33 1/3 Yrs
 Undeveloped
 land..............    21,175                21,175                                 1959
Hughes Airport
Center--business
and industrial park
in Las Vegas,
Nevada:
 Completed build-
 ings..............     7,524     68,192     75,716      16,921      1986-1995              5-33 1/3 Yrs
 Undeveloped
 land..............    16,585                16,585                                 1968
Hughes Center--
business park in
Las Vegas, Nevada:
 Completed build-
 ings..............     7,619     81,234     88,853      13,553      1986-1995              5-33 1/3 Yrs
 Undeveloped
 land..............    11,838     20,410     32,248                                 1964
Hughes Cheyenne
Center--industrial
park in North Las
Vegas, Nevada:
 Completed build-
 ings..............       869      4,816      5,685         430      1993-1994              5-33 1/3 Yrs
 Undeveloped
 land..............     2,326                 2,326                                 1967
Crossing Business
Center--business
park in Las Vegas,
Nevada:
 Completed build-
 ings..............     1,709     11,112     12,821         425      1924-1995              5-33 1/3 Yrs
 Undeveloped
 land..............     7,438                 7,438                                 1953
Summerlin--master-
planned community
in Las Vegas,
Nevada:
 Office build-
 ings..............     2,012     17,997     20,009       2,889      1922-1995              5-33 1/3 Yrs
 Golf course.......     5,745     11,462     17,207       4,676           1991                     7 Yrs
 Undeveloped
 land..............    52,361                52,361                                 1953
Fashion Show Mall--
regional mall in
Las Vegas, Nevada..     9,353     47,733     57,086      14,988           1981                    40 Yrs
All other undevel-
oped land:
 California........     3,358                 3,358                              Various
 Nevada............     8,866                 8,866                              Various
                     -------- ------------ -------- ---------------
   Totals..........  $169,610   $324,001   $493,611     $73,721
                     ======== ============ ======== ===============

                    THE HUGHES CORPORATION AND SUBSIDIARIES

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

NOTES

(1) The determination of these amounts is not practicable. The initial costs and the costs capitalized subsequent to acquisitions are combined and are included in "Gross Amounts at Which Carried at Close of Period."

(2) The aggregate cost for Federal income tax purposes is $517,882.

(3) Reconciliations:

                                                                    ACCUMULATED
                                                             COST   DEPRECIATION
                                                           -------- ------------
   Balance at beginning of period......................... $496,559   $69,306
                                                           --------   -------
   Additions during period:
     Acquisition of minority partner's interest...........   25,330
     Improvements, etc....................................   79,655    10,338
                                                           --------   -------
       Total additions....................................  104,985    10,338
                                                           --------   -------
   Deductions during period:
     Cost of real estate sold.............................   68,733       163
     Expenses and deposits................................    4,794
     Future obligation amortization.......................   12,802
     Disposition of minority partner's interest...........   21,604     5,760
                                                           --------   -------
       Total deductions...................................  107,933     5,923
                                                           --------   -------
   Balance at close of period............................. $493,611   $73,721
                                                           ========   =======
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